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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016
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PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.

Physicians Realty L.P. (the “Operating Partnership”), a subsidiary of Physicians Realty Trust (the “Company”), entered into two separate purchase and sale agreements (the “Purchase Agreements”), each dated as of April 5, 2016, a non-binding letter of intent (the “LOI”) and is negotiating the purchase of two additional medical office facilities with certain subsidiaries and affiliates of Catholic Health Initiatives (“CHI”) to acquire 52 medical office facilities located in ten states, comprising approximately 3.2 million net leasable square feet (the “CHI Portfolio”) for an aggregate purchase price of approximately $724.9 million, subject to closing prorations and other adjustments (collectively, the “CHI Acquisition”). This amount includes $692.0 million payable to CHI as the purchase price for the medical office facilities plus $32.9 million of capital commitments for improvements to the facilities expected to be paid by the Company over a five-year period following the closing of the acquisitions. The CHI Portfolio is 94.4% leased and the weighted average lease term remaining is 8.6 years. Approximately $40.6 million, or 93%, of the first year in place net operating income of $43.5 million will be represented by new 10-year leases with associated CHI health systems as described in more detail below. Forty-seven of the properties in the CHI Portfolio, representing approximately $611.1 million of purchase price, are subject to the Purchase Agreements and three properties in the CHI Portfolio, representing approximately $60.8 million of purchase price, are subject to a non-binding LOI. In addition, two of the properties in the CHI Portfolio, representing approximately $20.0 million of purchase price, are subject to ongoing negotiations for the purchase by the Operating Partnership of such properties. Upon closing of the CHI Acquisition, the first year unlevered cash yield is expected to be 6.3%.

At closing, 34 properties in the CHI Portfolio will be subject to ground leases.  The Company expects to enter into new ground leases with affiliates of CHI with respect to 33 of those properties in connection with the CHI Acquisition. Each of the 33 new ground leases with CHI affiliates will have an initial 49 year term with three 10-year extension options. The Company also expects to take assignment of one existing ground lease with approximately 87 years remaining on the lease term. The CHI health systems currently occupy a substantial portion of the CHI Portfolio space as shown in the tables below and, upon closing of the CHI Acquisition, the Company expects to enter into new 10-year lease agreements for this space with the CHI health systems, which leases will be subject to 2.5% annual rent increases. In aggregate, the CHI health systems will occupy approximately 2,467,135 square feet, or approximately 78% of the total square footage in the CHI Portfolio.

The CHI Portfolio consists of the following properties, organized by the health system for which the property is affiliated:

CHI Health - 14 Properties:

Property		Location	Square Footage	Health System Occupancy
Memorial Health Center	(1) (3)	Grand Island, NE	178,347	100%
Creighton University Medical Center University Campus	(1) (2) (3)	Omaha, NE	85,000	100%
Good Samaritan Medical Office Building	(1)	Kearney, NE	111,953	97%
Nebraska Heart Institute Medical Building	(1) (3) (4)	Lincoln, NE	70,256	100%
CHI Health McAuley Fogelstrom Center	(1) (3)	Omaha, NE	96,231	100%
Meridan Office Building	(1) (3)	Englewood, CO	82,000	100%
Lakeside Two Professional Center	(1)	Omaha, NE	67,652	35%
Lakeside Wellness Center	(1) (3)	Omaha, NE	44,806	100%
Exton Revenue Cycle Office	(1) (3)	Exton, PA	32,000	100%
Midlands One Professional Center	(1)	Papillion, NE	63,093	54%
Grand Island Specialty Clinic	(3)	Grand Island, NE	15,713	100%
Lakeside Three Professional Center		Omaha, NE	20,939	27%
Midlands Two Professional Center	(1)	Papillion, NE	28,230	23%
Good Samaritan North Annex Building	(1) (3) (4)	Kearney, NE	11,700	100%
Total			907,920

(1)	The acquisition of these properties is subject to approval by CHF (as defined herein).

(2)	The purchase of this property is subject to a signed non-binding LOI and the Company expects to negotiate and enter into a definitive purchase and sale agreement for this property.

(3)	These properties are occupied by a single CHI tenant.

(4)	The purchase of these properties are subject to negotiations and the Company expects to negotiate for and enter into definitive purchase and sale agreements for these properties.

Kentucky One - 9 Properties:

Property		Location	Square Footage	Health System Occupancy
Medical Center Jewish East	(2)	Louisville, KY	211,236	100%
St. Joseph Office Park Condominiums		Lexington, KY	240,789	59%
Jewish Hospital Outpatient Care Center	(2)	Louisville, KY	137,932	100%
Jewish - Medical Center South	(2)	Shepherdsville, KY	47,980	100%
Jewish - Medical Plaza I		Louisville, KY	59,586	86%
St. Mary Caritas Medical I	(1)	Louisville, KY	70,299	54%
KentuckyOne Health Medical Plaza II		Louisville, KY	96,335	54%
St. Mary Caritas Medical II	(1)	Louisville, KY	33,052	79%
St. Mary Caritas Medical III	(1)	Louisville, KY	33,010	4%
Total			930,219

(1)	The acquisition of these properties is subject to approval by CHF.

(2)	These properties are occupied by a single CHI tenant.

CHI Franciscan Health - 9 Properties:

Property		Location	Square Footage	Health System Occupancy
FESC	(1) (3)	Tacoma, WA	97,197	100%
St. Joseph Medical Clinic	(1)	Tacoma, WA	56,536	89%
St. Francis MOB	(2)	Federal Way, WA	40,667	69%
St. Joseph Medical Pavilion	(2)	Tacoma, WA	48,088	74%
St. Clare Medical Pavilion	(1)	Lakewood, WA	38,151	73%
Franciscan Education & Support Center	(1) (3)	Tacoma, WA	49,443	100%
Physician Medical Center		Tacoma, WA	35,526	11%
Franciscan Medical Pavilion in Gig Harbor	(1)	Gig Harbor, WA	30,379	99%
Franciscan Health Port Clinic	(3)	Tacoma, WA	6,061	100%
Total			402,048

(1)	The acquisition of these properties is subject to approval by CHF.

(2)	The purchases of these properties are subject to a signed non-binding LOI and the Company expects to negotiate and enter into definitive purchase and sale agreements for these properties.

(3)	These properties are occupied by a single CHI tenant.

CHI St. Alexius Health - 6 Properties:

Property		Location	Square Footage	Health System Occupancy
St. Alexius Minot Medical Plaza	(1) (2)	Minot, ND	67,575	100%
St. Alexius Technology & Education Building	(1) (2)	Bismarck, ND	100,000	100%
St. Alexius Orthopaedic Center of Excellence Building	(1)	Bismark, ND	66,187	62%
St. Alexius Medical Arts Pavilion	(1) (2)	Bismarck, ND	56,005	100%
St. Alexius Health Medical Plaza - Mandan	(1) (2)	Mandan, ND	22,000	100%
St. Alexius Great Plains Rehabilitation Services Building	(1) (2)	Bismarck, ND	34,000	100%
Total			345,767

(1)	The acquisition of these properties is subject to approval by CHF.

(2)	These properties are occupied by a single CHI tenant.

CHI St. Vincent - 4 Properties:

Property		Location	Square Footage	Health System Occupancy
St. Vincent West Medical Office Building	(1) (2)	Little Rock, AR	45,000	100%
Parkview Medical Office Condominium		Little Rock, AR	29,622	91%
Hot Springs Village Medical Office Building		Hot Springs Village, AR	29,850	51%
Blandford Medical Condominiums	(2)	Little Rock, AR	13,640	100%
Total			118,112

(1)	The acquisition of this property is subject to approval by CHF.

(2)	These properties are occupied by a single CHI tenant.

CHI St. Luke's Health - Memorial - 3 Properties:

Property		Location	Square Footage	Health System Occupancy
Cardwell Professional Building		Lufkin, TX	43,089	76%
St. Luke's Health Medical Arts Pavilion		Lufkin, TX	52,685	51%
Memorial Outpatient Therapy Center	(1) (2)	Lufkin, TX	21,432	100%
Total			117,206

(1)	The acquisition of this property is subject to approval by CHF.

(2)	This property is occupied by a single CHI tenant.

CHI St. Luke's Health - 2 Properties:

Property		Location	Square Footage	Health System Occupancy
Springwoods Medical Office Building	(1)	Springwoods, TX	101,254	70%
Woodlands Medical Arts Center I	(1)	The Woodlands, TX	96,199	13%
Total			197,453

(1)	The acquisition of these properties is subject to approval by CHF.

CHI Memorial - 1 Property:

Property		Location	Square Footage	Health System Occupancy
Missionary Ridge Medical Tower	(1)	Chattanooga, TN	85,351	59%
Total			85,351

(1)	The acquisition of this property is subject to approval by CHF.

Centura - 3 Properties:

Property		Location	Square Footage	Health System Occupancy
Peak One ASC	(1) (2)	Frisco, CO	11,120	100%
Thornton Neighborhood Health	(1) (2)	Thornton, CO	10,700	100%
Dacono Neighborhood Health	(1) (2)	Dacono, CO	10,800	100%
Total			32,620

(1)	The acquisition of these properties is subject to approval by CHF.

(2)	These properties are occupied by a single CHI tenant.

Trinity - 1 Property:

Property		Location	Square Footage	Health System Occupancy
Fruitland Health Plaza	(1)	Fruitland, ID	22,799	47%
Total			22,799

(1)	The acquisition of this property is subject to approval by CHF.

Aggregate CHI Portfolio - 52 Properties

System	Number of Properties	Square Footage
CHI Health	14	907,920
Kentucky One	9	930,219
CHI Franciscan Health	9	402,048
CHI St. Alexius Health	6	345,767
CHI St. Vincent	4	118,112
CHI St. Luke's Health - Memorial	3	117,206
CHI St. Luke's Health	2	197,453
CHI Memorial	1	85,351
Centura	3	32,620
Trinity	1	22,799
Total	52	3,159,495

The Purchase Agreements, and the purchase agreements the Company expects to enter into pursuant to the signed LOI and in connection with the Company's ongoing negotiations with respect to two properties in the CHI Portfolio, contain or will contain customary representations, warranties and covenants of the parties. The acquisition of the CHI Portfolio is also subject to the satisfaction of certain conditions to closing, including receipt of approval of the Catholic Healthcare Federation (“CHF”) with respect to the sale of 35 of the 52 properties included in the CHI Portfolio and other customary conditions to closing. Properties subject to CHF approval represent approximately $438.6 million of the aggregate purchase price of the portfolio. The Company has the option to proceed with the purchase of some or all of the 17 properties, representing approximately $253.3 million of the aggregate purchase price of the CHI Portfolio, that do not require CHF approval. If CHF does not approve of the sale of the properties that require approval, a break-up fee of $8.0 million is payable by CHI to the Operating Partnership. Assuming the satisfaction or waiver of all other outstanding contingencies, the acquisitions are anticipated to occur in a series of two or more closings, with the first closing of some or all of the 17 properties that do not require CHF approval anticipated to occur in the second quarter of 2016 and the second closing to occur promptly following the date on which approval of CHF is obtained, or at such other times as the parties may agree. While the Company expects that it will be successful in obtaining CHF approval, no assurances can be provided as to the certainty or timing of such approval.

There can be no assurance that any or all of the conditions to closing, including CHF approval, will be satisfied or, if satisfied, that the Company will complete the acquisition of one or more of the properties comprising the CHI Portfolio, or the timing of any such closings. Moreover, the non-binding LOI described above, and the Company's negotiations with respect to the purchase of two properties in the CHI Portfolio, remain subject to negotiation and execution of definitive agreements and customary closing conditions and there can be no assurance the Company will complete any of these transactions or acquire any of these properties.

Item 8.01. Other Events.

During the quarter ended March 31, 2016, the Company completed investments totaling $202.3 million, which includes acquisitions of 16 properties and 2 condominiums located in 13 states containing an aggregate of approximately 751,562 net leasable square feet with an average lease term of approximately 8.2 years, for an aggregate of approximately $201.8 million and a loan investment of $0.5 million. These investments were made using proceeds from the Company's follow-on public offering of common shares in January 2016 and borrowings under the Company's unsecured revolving credit facility and mortgage financings. Investment activity for the period is summarized below:

Property (1)	Location	Acquisition Date	Square Footage	Purchase Price (in thousands)
Randall Road MOB - Suite 380	Elgin, IL	January 14, 2016	2,645	$704
Great Falls Hospital	Great Falls, MT	January 25, 2016	64,449	29,043
Monterey Medical Center ASC	Stuart, FL	February 1, 2016	9,500	6,900
Physicians Medical Plaza MOB	Indianapolis, IN	February 1, 2016	40,936	8,500
Mezzanine Loan - Davis	Minnetonka, MN	February 4, 2016	—	500
Park Nicollet Clinic	Chanhassen, MN	February 8, 2016	56,600	18,600
HEB Cancer Center	Bedford, TX	February 12, 2016	38,182	13,980
Riverview Medical Center	Lancaster, OH	February 26, 2016	73,465	12,800
St. Luke's Cornwall MOB	Cornwall, NY	February 26, 2016	41,744	14,550
HonorHealth Glendale	Glendale, AZ	March 15, 2016	28,057	9,820
Columbia MOB	Hudson, NY	March 21, 2016	65,965	18,450
St Vincent POB 1	Birmingham, AL	March 23, 2016	76,112	10,951
St Vincent POB 2	Birmingham, AL	March 23, 2016	66,169	7,945
St Vincent POB 3	Birmingham, AL	March 23, 2016	82,595	10,455
Emerson Medical Building	Creve Coeur, MO	March 24, 2016	39,184	14,250
Randall Road MOB - Suite 160	Elgin, IL	March 24, 2016	3,439	865
Patient Partners Surgery Center	Gallatin, TN	March 30, 2016	9,890	4,750
Eye Associates of NM - Albuquerque	Albuquerque, NM	March 31, 2016	28,930	10,536
Eye Associates of NM - Santa Fe	Santa Fe, NM	March 31, 2016	23,700	8,739
Total			751,562	$202,338

(1)	“MOB” refers to medical office building.

A copy of the Company's press release announcing the transactions discussed in this 8-K is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statement and Exhibits

(d) 99.1 Press Release, dated April 5, 2016, issued by Physicians Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 5, 2016, issued by Physicians Realty Trust